Exhibit 99.1

PRESS RELEASE

ON Semiconductor to Acquire SANYO Semiconductor

from SANYO Electric in Strategic Transaction

Pending acquisition is a strategic move by ON Semiconductor to enhance its manufacturing scale, broaden its product portfolio, and expand its presence in the Japanese market

Transaction is expected to be accretive to ON Semiconductor’s Non-GAAP earnings per share approximately twelve months after closing

PHOENIX, Ariz., U.S. and TOKYO, JAPAN – July 15, 2010 (JST) – ON Semiconductor Corporation (Nasdaq: ONNN) and SANYO Electric Co., Ltd. (TSE: 6764), today announced the signing of a definitive purchase agreement providing for the acquisition of SANYO Semiconductor Co., Ltd., a subsidiary of SANYO Electric, and other assets related to SANYO Electric’s semiconductor business, by ON Semiconductor in a cash and stock transaction with a purchase price of approximately $366 million (¥33.0 billion), subject to adjustment pursuant to the terms of the transaction. Based on the most recently completed quarter, SANYO Semiconductor’s annualized revenue was approximately $1.2 billion and the annualized revenue of the combined entity would be approximately $3.5 billion. The acquisition is expected to be completed before the end of 2010.

Transaction Highlights:

•	Highly complementary products, customers and geographic regions

•	Expected to provide SANYO Semiconductor customers with access to advanced front-end mixed-signal and analog manufacturing, and ultra high volume back-end facilities

•	Expected to provide ON Semiconductor with access to market-leading Japanese and Asian customers

•	Significant efficiency gains expected through optimization of manufacturing, process technology platforms and efficient capital investments

•	Transaction is expected to be accretive to ON Semiconductor non-GAAP EPS approximately 12 months after closing

“The pending acquisition of SANYO Semiconductor is another significant step by ON Semiconductor to solidify its position as a premier global supplier of high-performance, energy efficient silicon solutions with increased manufacturing scale and an expanded addressable market,” said Keith Jackson, president and CEO of ON Semiconductor. “By combining these two highly complementary businesses, we will be better positioned to capture growth on a global scale. We believe the union of ON Semiconductor and SANYO Semiconductor will greatly enhance our presence in the automotive and consumer end-markets and significantly strengthen our geographic presence in the Asia-Pacific region. Strategically, this acquisition

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ON Semiconductor to Acquire SANYO Semiconductor from SANYO Electric in Strategic Transaction is expected to provide us with increased access to an important part of the global semiconductor market—the Japanese market, where SANYO Semiconductor has a more than 50 year operating history, and a longstanding presence at leading electronics manufacturers.”

This acquisition will expand and strengthen ON Semiconductor’s product portfolio, adding new capabilities ranging from microcontrollers and custom Application Specific Integrated Circuits (ASICs) to integrated power modules and motor control devices for the consumer, automotive and industrial end-markets.

“Having completed seven acquisitions, ON Semiconductor has a proven track record of successfully integrating acquired businesses, and realizing manufacturing and operational efficiencies,” said Jackson. “While ON Semiconductor has had a manufacturing and sales presence in Japan for more than a decade, this acquisition is an exciting move on our part to wholeheartedly enter the Japanese market. Customers of both SANYO Semiconductor and ON Semiconductor will benefit from what will become the combined expertise of talented engineering, manufacturing, sales, service and supply chain teams. We value SANYO Semiconductor’s customer knowledge and understanding, and look forward to building upon these important longstanding relationships. Our goal is to continue the structural transformation efforts begun by SANYO Electric. We welcome SANYO Electric as a shareholder and hope to build a collaborative long-term relationship.”

Teruo Tabata, president of SANYO Semiconductor, added, “There will be no change in the strategy as far as technology is concerned, as both companies specialize in analog technology. Instead, following the acquisition by ON Semiconductor, new opportunities to introduce both companies’ existing products in our newly combined markets will be available. We can also expect to expand the consumer base and further grow the business by offering complementary products and services to each other. In addition, we can expect further business development by strengthening product competitiveness through ON Semiconductor’s superior cost control measures in a value-added supply chain.”

Transaction Details

Pursuant to the terms of the agreement, which has been approved by the boards of directors of both ON Semiconductor and SANYO Electric, SANYO Electric is expected to receive approximately $129 million (¥11.6 billion) in cash and approximately $238 million (¥21.4 billion) worth of ON Semiconductor common stock, expected to equal approximately 7 to 8 percent of ON Semiconductor’s fully diluted shares outstanding, subject to adjustment at closing. ON Semiconductor has the right to replace the stock consideration with cash at closing.

The transaction is subject to various closing conditions and regulatory approvals. The companies expect the transaction to close before the end of 2010. ON Semiconductor expects to incur deal costs and record charges related to the transaction. The amount of these charges has not yet been determined.

“In addition to the strategic benefits, we believe that the acquisition provides significant financial opportunities,” said Donald Colvin, ON Semiconductor executive vice president and CFO. “Although

ON Semiconductor to Acquire SANYO Semiconductor from SANYO Electric in Strategic Transaction semiconductor valuations are currently depressed, we believe we have acquired the business for an agreeable price, with negligible dilutive impact to ON Semiconductor in the near term, and do not foresee the need for additional debt financing at this time. SANYO Semiconductor operates at approximately break-even today. Based on current revenue run rates, our goal is to deliver in excess of $30 million in pre-tax income on a quarterly basis from SANYO Semiconductor approximately eighteen months after closing the transaction. In addition, we expect that the acquisition will be accretive to ON Semiconductor’s non-GAAP earnings per share approximately twelve months after closing.”

ON Semiconductor plans to continue and expand upon the structural transformation initiated by SANYO Electric. SANYO Electric has agreed to support its original business transformation plan to restore SANYO Semiconductor’s profitability. SANYO Electric has also agreed to support ON Semiconductor’s future efforts to further improve SANYO Semiconductor’s manufacturing and operations.

For ON Semiconductor’s second fiscal quarter ended July 2, 2010, the company expects that both revenues and earnings will be in line with the guidance provided in the company’s first fiscal quarter 2010 earnings release which was announced on May 5, 2010. Further details of the company’s second quarter 2010 results will be made available on our regularly scheduled conference call on August 4, 2010.

GCA Savvian Advisors, LLC acted as exclusive financial advisor and Morrison & Foerster LLP acted as legal counsel to ON Semiconductor. Nikko Cordial Securities Inc. acted as exclusive financial advisor and Nagashima Ohno & Tsunematsu acted as legal counsel to SANYO Electric.

Teleconference and Webcast Information

ON Semiconductor will host a conference call for the financial community on Thursday, July 15, 2010, at 7:30 a.m. Eastern Time (ET) to discuss this announcement. The companies will also provide a real-time audio broadcast of the teleconference on the Investor Relations page of their websites. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing toll-free (888) 846-5003 or (480) 629-9856 and referencing access code 4329731. Those based in Japan can access the call by dialing + 81-36-404-0431 and referencing access code 4329731. A dial-in replay of this call will be available approximately one hour following the live broadcast and will continue through approximately August 15, 2010 by dialing toll free 800-406-7325 or 303-590-3030 and referencing access code 4329731.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is a premier supplier of high performance, energy efficient, silicon solutions for green electronics. The company’s broad portfolio of power and signal management, logic, discrete and custom devices helps customers efficiently solve their design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power applications. ON Semiconductor operates a world-class, value-added supply chain and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

About SANYO

SANYO Electric Co., Ltd. is a global, leading provider of energy, environment and lifestyle applications. SANYO Semiconductor Co., Ltd., (a wholly-owned subsidiary of SANYO Electric Co., Ltd.) , is a

ON Semiconductor to Acquire SANYO Semiconductor from SANYO Electric in Strategic Transaction semiconductor manufacturing company with superior power device technologies such as small packaging technology, high efficiency switching technology, high-density packaging technology, etc, and world-class analog technologies. Some of the analog-related assets include wide range processing technology, analog designing technology, experienced analog engineers, and specially designed and manufactured excellent power-saving, environment-conscious devices such as hybrid integrated circuit (IC) for inverter-use. SANYO Semiconductor’s core devices, including discrete circuit, general-use analog LSI, ASSP, have been used in wide range of products such as PCs, printers, CTVs, cell phones, audio-visual equipments, game equipments, car stereo systems and air conditioners. For more information, please visit http://semicon.sanyo.com/en/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the proposed transaction between ON Semiconductor and SANYO Electric, including the actual amount of consideration to be received by SANYO Electric in the transaction, the dilutive impact of the transaction on ON Semiconductor, the potential for future debt financing, the consummation (and the anticipated timing of the consummation) and benefits of the proposed transaction, the anticipated future financial performance of ON Semiconductor and SANYO Semiconductor, and the effects of the proposed transaction on ON Semiconductor. Forward-looking statements also include statements regarding revenue of the combined businesses if the transaction were completed as of the most recent completed quarter, the goal to deliver in excess of $30 million in pre-tax income on a quarterly basis approximately 18 months after closing based on current revenue run rates, that the transaction is expected to be accretive to ON Semiconductor and the timing to achieve such results, and ON Semiconductor’s financial guidance for the second fiscal quarter 2010. These forward-looking statements are based on information available to ON Semiconductor and SANYO Electric as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond ON Semiconductor’s or SANYO Electric’s control. In particular, such risks and uncertainties include difficulties encountered in integrating acquired businesses; the risk that the transaction does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained; the variable demand and the aggressive pricing environment for semiconductor products; dependence on each company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for its current products; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions and markets, including the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for ON Semiconductor’s or SANYO Semiconductor’s products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to

ON Semiconductor to Acquire SANYO Semiconductor from SANYO Electric in Strategic Transaction differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2010, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON Semiconductor’s SEC filings. These forward-looking statements should not be relied upon as representing ON Semiconductor’s or SANYO Electric’s views as of any subsequent date and neither undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

CONTACTS

ON Semiconductor	SANYO

Anne Spitza	Aaron Fowles
Corporate/Media Communications	Corporate Communications
ON Semiconductor	SANYO North America Corp.
+1-(602) 244-6398	+1-(619) 661-4151
anne.spitza@onsemi.com	afowles@sna.sanyo.com

Ken Rizvi	Hiroyuki Okamoto, Kumiko Makino
Treasurer and Vice President	Global PR, Corporate Communications
(M&A, Real Estate & Investor Relations)	SANYO Electric Co., Ltd.
ON Semiconductor +1-(602) 244-3437	+81-(3)6364-3611
ken.rizvi@onsemi.com	hiroyuki.okamoto3@sanyo.com kumiko.makino@sanyo.com

Suzanne Craig or Danielle Ginach	Koji Honda
The Blueshirt Group	Investor Relations Dept., Finance H.Q.
Investor Relations for ON Semiconductor	SANYO Electric Co., Ltd.
+1-(415) 217-4962 / +1-(415) 217-4964	+81-(3)6364-3648
Suzanne@blueshirtgroup.com	koji.honda@sanyo.com
/ Danielle@blueshirtgroup.com